Timwood Holdings Limited

CERTIFICATE NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CUSIP NO.

PAR VALUE $0.0001
ORDINARY SHARES

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF

TIMWOOD HOLDINGS LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

NGAR TAT EDDIE CHEUNG
Director

KA KIN TAM
CFO


TIMWOOD HOLDINGS LIMITED
Corporate
Seal
CAYMAN ISLANDS

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112